                                                                    EXHIBIT 99.1

[PULTE HOMES LOGO]

FOR IMMEDIATE RELEASE                                           Company Contacts
                                                        Investors:  James Zeumer
                                                                  (248) 433-4597
                                                    email:  jim.zeumer@pulte.com

                                                          Media: Valerie Dolenga
                                                                  (248) 433-4633
                                                email: valerie.dolenga@pulte.com


               PULTE HOMES ANNOUNCES RECORD FIRST QUARTER RESULTS

                    COMPANY RAISES EARNINGS GUIDANCE FOR 2003


         BLOOMFIELD HILLS, MI, APRIL 24, 2003 - Pulte Homes, Inc. (NYSE: PHM) announced today record financial results for its first quarter ended March 31, 2003. First quarter net income from continuing operations was a record $86.3 million, an increase of 26% over prior year first quarter net income of $68.6 million. First quarter earnings per diluted share of $1.39 represents an increase of 24% over prior year earnings per diluted share of $1.12.

         The Company's consolidated revenues for the quarter were $1.6 billion, compared with prior year revenues of $1.4 billion. The 13% jump in revenues for the period reflects higher sales in Pulte Homes' domestic and international operations, as well as increased revenues within the Company's financial services segment.

         Pulte Homes ended the quarter with a net debt to total capitalization ratio of approximately 38%, down from approximately 43% at the same point last year. Under its $100 million stock repurchase authorization, Pulte Homes bought back 395,400 shares during the quarter.

         "Our strong financial results have provided the Company with tremendous flexibility to take advantage of opportunities when they appear," said Mark J. O'Brien, President and CEO. "The Company has purchased its own stock and acquired strategic land assets in the vital Southern California market, all while strengthening its balance sheet. Given the strong start to the year, we are raising our earnings guidance for 2003 to a range of $8.15 to $8.45 per share, up from prior guidance of $7.85 to $8.25 per share. Our current guidance assumes 62.5 million shares outstanding and an effective tax rate of 38%."

         First quarter revenues from domestic homebuilding settlements increased 11% to $1.4 billion. Higher revenues for the period were the result of a 5% increase in closings to 5,785 houses, combined with a 5% increase in average selling price to $250,000. The higher average selling price during the period reflects a combination of changes in the mix of houses closed, as well as price increases realized during the quarter.

         First quarter domestic homebuilding gross profit increased 16% to $303.4 million, as compared to prior year gross profit of $262.7 million. Domestic homebuilding margins improved 90 basis points to 21.0%, as the Company continued to benefit from a sound pricing environment and ongoing efforts to lower its construction costs.

         "Pulte Homes' first quarter results reflect continued success in implementing our strategy of serving all the major customer segments: first time, first move up, second move up and active adult," said Mr. O'Brien. "This strategy drives growth through greater market share gains and allows Pulte Homes to serve the largest universe of potential homebuyers."

         Land sales and related gross profit in the quarter were $32.9 million and $8.8 million, respectively, compared with $23.6 million and $8.4 million, respectively, in the prior year. Although the year-over-year contribution from land activity was fairly comparable for the first quarter, land sales can fluctuate significantly depending upon the timing of specific transactions.

         Domestic net new home orders for the quarter were 8,233, up 2% over prior year first quarter orders of 8,088 homes. Pulte's ending backlog was valued at a record $3.6 billion (13,053 homes), compared with a value of $2.8 billion (11,264 homes) last year.

         The Company's financial services operations reported first quarter pre-tax income of $17.1 million, up 40% over prior year pre-tax income of $12.3 million. Improved performance for the quarter reflects higher originations of 5,162 mortgages, up 22%, combined with a favorable interest rate environment. The mortgage capture rate for the quarter increased over 5 percentage points to over 80%.

         A conference call discussing Pulte's first quarter results will be held today at 8:30 a.m. Eastern Time, and web cast live via Pulte.com. Interested investors can access the call via the Company's home page at www.pulte.com.

--------------------------------------------------------------------------------
CERTAIN STATEMENTS IN THIS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS, (1) GENERAL ECONOMIC AND BUSINESS CONDITIONS; (2) INTEREST RATE CHANGES AND THE AVAILABILITY OF MORTGAGE FINANCING; (3) THE RELATIVE STABILITY OF DEBT AND EQUITY MARKETS; (4) COMPETITION; (5) THE AVAILABILITY AND COST OF LAND AND OTHER RAW MATERIALS USED BY THE COMPANY IN ITS HOMEBUILDING OPERATIONS; (6) THE AVAILABILITY AND COST OF INSURANCE COVERING RISKS ASSOCIATED WITH OUR BUSINESS; (7) SHORTAGES AND THE COST OF LABOR; (8) WEATHER RELATED SLOWDOWNS; (9) SLOW GROWTH INITIATIVES AND/OR LOCAL BUILDING MORATORIA; (10) GOVERNMENTAL REGULATION, INCLUDING THE INTERPRETATION OF TAX, LABOR AND ENVIRONMENTAL LAWS; (11) CHANGES IN CONSUMER CONFIDENCE AND PREFERENCES; (12) REQUIRED ACCOUNTING CHANGES; (13) TERRORIST ACTS AND OTHER ACTS OF WAR; AND (14) OTHER FACTORS OVER WHICH THE COMPANY HAS LITTLE OR NO CONTROL.
--------------------------------------------------------------------------------

         Pulte Homes, Inc., (www.pulte.com) based in Bloomfield Hills, Michigan, has operations in 44 markets across the United States. Under its Del Webb (www.delwebb.com) brand, the Company is also the nation's leading builder of active adult communities for people age 55 and older. Over its history, the Company has constructed more than 300,000 homes and has been named Builder of the Year for 2002 by Professional Builder magazine. Pulte Mortgage, LLC is a nationwide lender committed to meeting the financing needs of Pulte Homes' customers by offering a wide variety of loan products and superior customer service.

/Web site:  http://www.pulte.com

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
                                                              Pulte Homes, Inc.
                                                           Condensed Consolidated
                                                                  Results
                                                               Of Operations

                                                             Three Months Ended
                                                                  March 31,
                                                       -------------------------------
                                                           2003                 2002
                                                       -----------         -----------
                                                           (000's omitted, except per
                                                                   share data)
                                                                   (Unaudited)
CONSOLIDATED RESULTS:
Revenues:
 Homebuilding                                          $ 1,523,439         $ 1,355,605
 Financial Services                                         27,596              23,024
 Corporate                                                   1,555                 112
                                                       -----------         -----------
Total Revenues                                         $ 1,552,590         $ 1,378,741
                                                       ===========         ===========
Pre-tax income (loss):
 Homebuilding                                          $   137,412         $   115,334
 Financial Services                                         17,116              12,254
 Corporate                                                 (15,369)            (15,054)
                                                       -----------         -----------
Income from continuing
 operations before income taxes                            139,159             112,534

Income taxes                                               (52,858)            (43,894)
                                                       -----------         -----------
Income from continuing operations                           86,301              68,640

Income (loss) from discontinued operations                    (164)               (528)
                                                       -----------         -----------

Net income                                             $    86,137         $    68,112
                                                       ===========         ===========
EARNINGS PER SHARE -
  ASSUMING DILUTION:

Income from continuing operations                      $      1.39         $      1.12
Income (loss) from discontinued operations                       -                (.01)
                                                       -----------         -----------
Net income                                             $      1.39         $      1.11
                                                       ===========         ===========
Shares used in per share calculations                       62,019              61,472
                                                       ===========         ===========

Certain 2002 classifications have been changed to conform with the 2003 presentation.

                                                                           Pulte Homes, Inc.
                                                                 Condensed Consolidated Balance Sheets
                                                                           ($000's omitted)
                                                                             (Unaudited)

                                                         March 31,           December 31,         March 31,
                                                           2003                 2002                2002
                                                 --------------------- -------------------- ------------------
ASSETS
Cash and equivalents                                        $  479,577           $  613,168         $   59,772
Unfunded settlements                                            49,754               60,641             28,374
House and land inventories                                   4,604,208            4,293,597          3,972,287
Residential mortgage loans
  available-for-sale                                           389,150              600,339            282,247
Goodwill                                                       307,693              307,693            307,693
Intangible assets                                              149,892              151,954            157,567
Other assets                                                   822,606              861,063            800,088
                                                  -------------------- -------------------- ------------------

                                                            $6,802,880           $6,888,455         $5,608,028
                                                 ===================== ==================== ==================
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Liabilities:
  Accounts payable, accrued and
    other liabilities                                       $1,376,538           $1,565,131         $1,099,293
  Unsecured short-term
     borrowings                                                      -                    -            125,000
  Collateralized short-term
     debt, recourse solely to
     financial services
     subsidiary assets                                         343,724              559,621            261,256
  Income taxes                                                  41,678               90,009             23,424
  Senior notes and
    subordinated notes                                       2,209,882            1,913,268          1,722,605
                                                 --------------------- -------------------- ------------------
    Total Liabilities                                        3,971,822            4,128,029          3,231,578

Shareholders' Equity                                         2,831,058            2,760,426          2,376,450
                                                 --------------------- -------------------- ------------------

                                                            $6,802,880           $6,888,455          5,608,028
                                                 ===================== ==================== ==================

Certain 2002 classifications have been changed to conform with the 2003 presentation.
























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


                                                              Pulte Homes, Inc.
                                                                Segment Data
                                                             Three Months Ended
                                                                 March 31,
                                           --------------------------------------------------------
                                                       2003                        2002
                                           -------------------------  -----------------------------
                                                             ($000's omitted)
HOMEBUILDING:
  Pre-tax income (loss):
    Domestic                                           $   138,438                 $ 115,851
    International                                          (1,026)                     (517)
                                                 -----------------          ----------------
       Total Homebuilding                              $   137,412                 $ 115,334
                                                 =================          ================
Domestic Homebuilding:
    Home sales (settlements)                           $ 1,447,198                $1,309,588
    Land sales                                              32,909                    23,648
      Domestic Homebuilding                      -----------------          ----------------
      Revenue                                            1,480,107                 1,333,236

    Home cost of sales                                 (1,143,816)               (1,046,925)
    Land cost of sales                                    (24,060)                  (15,232)
    Selling, general
       & administrative expense                          (167,100)                 (142,795)
    Other income (expense), net                              4,716                   (3,910)
                                                 -----------------          ----------------
    EBIT                                                   149,847                   124,374
    Interest                                              (11,409)                   (8,523)
                                                  ----------------          ----------------
    Pre-tax income                                     $   138,438                 $ 115,851
                                                 =================          ================

International Homebuilding:
  Home sales (settlements)                             $    43,332                 $  22,369
  Cost of sales                                           (35,684)                  (17,829)
  Selling, general
    & administrative expense                              (10,463)                   (7,003)
  Other income (expense), net                                (391)                     (776)
  Minority Interest                                          1,135                       380
  Equity in income of joint
    venture operations                                       1,045                     2,342
                                                 -----------------          ----------------
  Pre-tax income (loss)                                $   (1,026)                 $   (517)
                                                 =================          ================

FINANCIAL SERVICES:
  Pre-tax income                                       $    17,116                 $  12,254
                                                 =================          ================

MORTGAGE
  ORIGINATIONS:
  Origination volume                                         5,162                     4,226
                                                 =================          ================
    Origination
      principal                                        $   867,200                 $ 671,800
                                                 =================          ================
CORPORATE:
  Pre-tax loss:
  Net interest expense                                 $   (9,016)                $  (9,442)
  Other Corporate
    expense, net                                           (6,353)                   (5,612)
                                                 -----------------          ----------------
          Total Corporate                              $  (15,369)                $ (15,054)
                                                 =================          ================



Certain 2002 classifications have been changed to conform with the 2003 presentation.



                                                                Pulte Homes, Inc.
                                                             Business Operating Data
                                                           Three Months Ended March 31,
                                                           ------------- --------------
                                                               2003           2002
                                                           ------------- --------------

SETTLEMENT REVENUES ($000's omitted):

Pulte Homebuilding settlement revenues:
  Domestic                                                    $1,447,198     $1,309,588
  International                                                   43,332         22,369
                                                           ------------- --------------
    Total Pulte                                                1,490,530      1,331,957
                                                           ------------- --------------

Pulte-affiliate international homebuilding
  settlement revenues                                              8,521         24,453
                                                           ------------- --------------
Total Pulte and Pulte-affiliate settlement revenues           $1,499,051     $1,356,410
                                                           ============= ==============
SETTLEMENT UNITS:

Pulte Homebuilding settlement units:
  Domestic                                                         5,785          5,502
  International                                                    1,191            721
                                                           ------------- --------------
    Total Pulte                                                    6,976          6,223
                                                           ------------- --------------
Pulte-affiliate international homebuilding
  settlement units                                                    48            921
                                                           ------------- --------------

Total Pulte and Pulte-affiliate settlement units                   7,024          7,144
                                                           ============= ==============

Domestic Homebuilding:
  Unit settlements:
    Northeast                                                        426            416
    Southeast                                                      1,749          1,676
    Midwest                                                          842            702
    Central                                                          734            718
    West                                                           2,034          1,990
                                                           ------------- --------------
                                                                   5,785          5,502
                                                           ============= ==============

  Unit net new orders:
    Northeast                                                        736            794
    Southeast                                                      2,263          2,230
    Midwest                                                        1,118          1,300
    Central                                                        1,185          1,284
    West                                                           2,931          2,480
                                                           ------------- --------------
                                                                   8,233          8,088
                                                           ============= ==============

  Unit backlog:
    Northeast                                                      1,439          1,209
    Southeast                                                      3,453          3,113
    Midwest                                                        1,877          1,973
    Central                                                        1,356          1,469
    West                                                           4,928          3,500
                                                           ------------- --------------
                                                                  13,053         11,264
                                                           ============= ==============